March 7, 2013 2 0 1 3 A N N U A L S T R E S S T E S T I N G D I S C L O S U R E Dodd-Frank Act Stress Test Results Supervisory Severely Adverse Scenario

Supervisory Severely Adverse Scenario Results – Capital Note: Capital ratios above reflect the estimated impact of final Basel 2.5 market risk rules, which became effective 1/1/2013. 1 Dodd-Frank Act Stress Test (DFAST) calculations assume no buy-backs and no changes to current dividend payouts. Capital ratios represent the minimum calculated between 4Q12 and 4Q14. Calculations do not include impact of JPMC’s 2013 CCAR capital actions request. 2 See note 1 on page 5. 1 2 0 1 3 A N N U A L S T R E S S T E S T I N G D I S C L O S U R E Dec. 31, 2014 Minimum Tier 1 Common Ratio 2 9.0% 7.6% Tier 1 Capital Ratio 10.1% 8.8% Total Risk-based Capital Ratio 12.5% 11.3% Tier 1 Leverage Ratio 6.0% 5.7% JPMC calculated Basel I capital ratios under DFAST Supervisory Severely Adverse Scenario1

Supervisory Severely Adverse Scenario Results – P&L

JPMC calculated cumulative P&L metrics (from 4Q12 through 4Q14)

	$B	% Avg Assets[1]
Pre-provision Net Revenue[2]	$63.0	2.7%
Other Revenue[3]	0.0	
Less:		
Provisions	42.2	
Realized Gains/Losses on Securities	2.0	
Trading and Counterparty Losses[4]	17.5	
Other Losses/Gains[5]	1.6	
Equals:		
Net Income Before Taxes	**($0.2)**	**(0.9)%**

[1] Average assets is the 9-quarter average of total assets (from 4Q12 through 4Q14).
[2] Pre-provision net revenue includes losses from operational risk events, mortgage put-back expenses, and OREO costs.
[3] Other revenue includes one-time income and (expense) items not included in pre-provision net revenue.
[4] Trading and counterparty includes mark-to-market losses, changes in credit valuation adjustments (CVA) and incremental default losses.
[5] Other losses/gains includes projected change in fair value of loans held for sale and loans held for investment measured under the fair-value option, and goodwill impairment losses.

2013 ANNUAL STRESS TESTING DISCLOSURE
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Supervisory Severely Adverse Scenario Results – Loan losses

JPM calculated cumulative loan losses by type of loans (from 4Q12 through 4Q14)

	$B	Loss Rates (%)
Loan Losses[1]	$33.9	4.8%
First Lien Mortgages, Domestic	2.7	2.1
Junior Liens and HELOCs, Domestic	4.4	5.8
Commercial and Industrial	6.8	5.2
Commercial Real Estate	1.5	2.2
Credit Cards	15.4	15.0
Other Consumer	2.2	3.7
Other Loans	0.9	0.7

[1] Commercial and industrial loans include small and medium enterprise loans and corporate cards. Other loans include international real estate loans. Average loan balances used to calculate portfolio loss rates exclude loans held for sale and loans held for investment under the fair-value option.

2013 ANNUAL STRESS TESTING DISCLOSURE

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Important information

- The Dodd-Frank Act Stress Test (DFAST) results reflect the hypothetical economic scenario and market shock assumptions provided by the Federal Reserve Board in the supervisory severely adverse scenario on November 15, 2012, and is available at: http://www.federalreserve.gov/newsevents/press/bcreg/bcreg20121115a1.pdf
- The furnishing of the information herein should not be taken as an indication of the Federal Reserve Board's judgment or analysis regarding JPMorgan Chase's proposed capital actions. Investors are cautioned not to draw any inferences from this information about the Federal Reserve Board's determination with respect to the Firm's capital plan and proposed capital actions. Among other things, that determination will be based on qualitative, as well as quantitative, factors. The Federal Reserve Board has indicated that it will publicly disclose on March 14, 2013 whether or not it has objected to the Firm's proposed capital plan and proposed capital actions

2013 ANNUAL STRESS TESTING DISCLOSURE
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JPMORGAN CHASE & CO.

1. The Basel I Tier 1 common ratio is Tier 1 common capital divided by Basel I risk-weighted assets. Tier 1 common capital is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries, and trust preferred capital debt securities. Tier 1 common capital, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common capital along with other capital measures to assess and monitor its capital position. In December 2010, the Basel Committee finalized further revisions to the Basel Capital Accord, commonly referred to as “Basel III.” In June 2012, U.S. federal banking agencies published final rules on Basel 2.5 that went into effect on January 1, 2013, that provide for additional capital requirements for trading positions and securitizations. In June 2012, U.S. federal banking agencies also published a Notice of Proposed Rulemaking (the “NPR”) for implementing Basel III, in the United States. Basel III revised Basel II by, among other things, narrowing the definition of capital, and increasing capital requirements for specific exposures. Basel III also includes higher capital ratio requirements. The Firm’s estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm’s current understanding of the Basel III rules based on information currently published by the Basel Committee and U.S. federal banking agencies and on the application of such rules to its businesses as currently conducted; it excludes the impact of any changes the Firm may make in the future to its businesses as a result of implementing the Basel III rules, possible enhancements to certain market risk models, and any further implementation guidance from the regulators. Management considers this estimate as a key measure to assess the Firm’s capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, bank regulators, investors and analysts to assess the Firm’s capital position and to compare the Firm’s capital under the Basel II I capital standards with similar estimates provided by other financial services companies. Note on non-GAAP financial measures 5 2 0 1 3 A N N U A L S T R E S S T E S T I N G D I S C L O S U R E

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase) and on the Securities and Exchange Commission's website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 6 2 0 1 3 A N N U A L S T R E S S T E S T I N G D I S C L O S U R E